UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Applewood Crescent, 2nd Floor

Vaughan

Ontario L4K 0E3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Progressive Waste Solutions Ltd.

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on June 1, 2016 (the “Closing Date”) of the transactions contemplated by the Agreement and Plan of Merger, dated as of January 18, 2016 (the “Merger Agreement”), by and among Progressive Waste Solutions Ltd. (now named Waste Connections, Inc.), a corporation organized under the laws of Ontario, Canada (the “Registrant”), Waste Connections, Inc. (now named Waste Connections US, Inc.), a Delaware corporation (“Waste Connections US”), and Water Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Registrant (“Merger Sub”). Pursuant to the Merger Agreement, on the Closing Date, the Registrant and Waste Connections US consummated an all-stock business combination transaction whereby Merger Sub merged with and into Waste Connections US (the “Merger”). The transaction will be accounted for as a reverse merger using the acquisition method of accounting. As such, Waste Connections US is the acquirer solely for accounting purposes.

All references herein to “dollars” or “$” are to U.S. dollars.

Item 1.02.	Termination of a Material Definitive Agreement

In connection with the Merger, the Registrant terminated its Amended and Restated Credit Agreement, dated as of June 30, 2015, among the Registrant, Bank of America, N.A., acting through its Canada branch, as global agent, Bank of America, N.A., as the U.S. agent, and the other lenders and financial institutions party thereto (the “2015 Registrant Credit Agreement”), providing for revolving advances of up to an aggregate principal amount of approximately $1.85 billion at any one time outstanding and for a term loan in an aggregate principal amount of $500 million. As of June 1, 2016, the amount of indebtedness outstanding under the 2015 Registrant Credit Agreement was approximately $1.66 billion, exclusive of outstanding standby letters of credit of approximately $185 million.

All of the indebtedness outstanding under the 2015 Registrant Credit Agreement was repaid with funds borrowed under a new credit agreement entered into by the Registrant on June 1, 2016, the outstanding standby letters of credit under the 2015 Registrant Credit Agreement were transferred to such new credit agreement, and the commitments of the lenders under the 2015 Registrant Credit Agreement were terminated.

Item 8.01.	Other Events

On June 1, 2016, the Registrant issued a press release announcing the completion of (i) the Merger, (ii) a consolidation whereby every 2.076843 common shares outstanding were converted into one common share and (iii) an amalgamation with a wholly-owned subsidiary whereby its legal name was changed from Progressive Waste Solutions Ltd. to Waste Connections, Inc. Also on June 1, 2016, the Registrant issued a press release announcing the issuance and sale on June 1, 2016 of $750 million aggregate principal amount of senior unsecured notes under a master note purchase agreement with certain accredited institutional investors, and the execution and closing of a new credit agreement. The press releases issued by the Registrant on June 1, 2016, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

d) Exhibits.

Number	Description
99.1	Press Release of Waste Connections, Inc. dated as of June 1, 2016
99.2	Press Release of Waste Connections, Inc., dated as of June 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waste Connections, Inc.
(Registrant)

By:	/s/ Worthing F. Jackman
Worthing F. Jackman
Executive Vice President and Chief Financial Officer

Date: June 7, 2016

EXHIBIT INDEX

Number	Description
99.1	Press Release of Waste Connections, Inc. dated as of June 1, 2016
99.2	Press Release of Waste Connections, Inc., dated as of June 1, 2016